THE DAMON GROUP
                               580 Oakdale Street
                            Staten Island, N.Y. 10312

Telephone (718) 317-7746                                     Fax (718) 966-9711



Smith-Midland Corporation                              1/14/99
Route 28 PO Box 300
Midland, Va.  22728
Attn: Rodney I. Smith

Dear Mr. Smith,

This letter sets forth the basis on which The Damon Group ("Damon") is engaged by Smith-Midland Corporation (the "Company") to act as its financial advisor for a one year period commencing on the date hereof.

1.   Performance of Services
          Damon shall provide the following services:
          (a)  Damon will work with the Company's staff to develop financial
               strategies  and  plans  that  will  enhance   overall corporate
               performance.
          (b)  Damon  will  assist  the   Company  in   analyzing candidates for
               providing business loans to the Company by helping to gather financial information and utilizing its contacts and sources of information to develop as complete a financial profile as possible.
          (c) Damon will help to evaluate and target other financial opportunities and evaluate desirability of further action.
          (d) Damon will assist the Company with public relations and shareholder relations.
2.   Financing
Should the Company require additional capital in order to finance a specific project, and wish to raise these funds through an issue of equity or debt, the Company may request Damon to serve as its investment advisor for said purpose and Damon shall consider serving in such capacity on terms and conditions, and for such compensation as shall be mutually agreed upon.

3.   Compensation for Services
In consideration for the services detailed in Section 1 hereof, the Company agrees to issue Damon or designee 200,000 warrants exercisable at $1.00 per share for a period of three years from the date of this agreement. Such warrants shall include normal anti-dilution privileges and rights to include these warrants in any future registration statements filed by the Company.

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Also if the Company or any of its affiliates acquire, by means of merger, consolidation, joint venture, exchange offer, purchase of stock or assets or other transactions, an entity as a result of submissions or introductions made by Damon during the period of this Agreement, or if the Company or any of its affiliates is so acquired, or if the Company uses the services of Damon in conducting or assisting in the negotiations in structuring a transaction with any party, the Company shall pay Damon, or cause Damon to be paid, at the closing of said transaction, a transaction fee to be negotiated prior to the time of such transaction.

4.   Indemnification

The company shall indemnify and hold harmless Damon, its officers, directors, employees and agents from and against all claims, damages, obligations and liabilities whatsoever (including reasonable attorney's fees) arising from its engagement hereunder other than resulting from Damon's willful misconduct or gross negligence.

5.   Termination

This Agreement may be terminated after nine months by either party at the end of any subsequent calendar month. The terminating party shall give written notice to the other party at least fifteen days prior to such termination. However, all 200,000 warrants issued to Damon will remain in their possession.

6.   Entire Agreement

This agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This agreement cannot be modified or changed, nor can any of its provisions be waived, except in writing signed by all parties.

7.   Governing Law


This Agreement shall be governed by the laws of the State of New York. The parties hereto agree to submit to the jurisdiction of the Supreme Court of the State of New York for the determination of any dispute arising pursuant to this Agreement or in any action to enforce the terms hereof.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this letter attached hereto whereupon this letter shall become a binding agreement between us, enforceable in accordance with its terms.

Very truly yours,                       Accepted And Agreed To:
The Damon Group                         Smith-Midland Corporation


By: /s/ Damon D. Testaverde             By: /s/ Rodney I. Smith
    Damon D. Testaverde                         Rodney I. Smith
    President                                   Chief Executive Officer